Exhibit 99.1

For Immediate Release

Broder Bros., Co. Announces Amendment and Waiver to Revolving Credit Facility

Trevose, PA, April 9, 2009 – Broder Bros., Co. (the “Company”) today announced that it has completed an amendment and waiver to its revolving credit facility. The Company’s lenders have agreed to changes which will permit the Company to pursue an exchange offer for its 11 1/4% senior notes due 2010. The amendment also assures the Company access to the credit facility while an exchange offer is pending by waiving certain defaults which have occurred or may occur before an exchange transaction closes. Specifically, the lenders have agreed to waive any default arising from the delay in delivering the Company’s 2008 audited financial statements and default should the Company not pay interest due April 15, 2009 on the Company’s senior notes until May 15, 2009. The amendment also permits a change of control which may result from the issuance of stock in connection with an exchange offer.

As previously announced, the Company is currently negotiating with an ad hoc committee of holders of its senior notes. The goal of these negotiations is an exchange offer to enhance the Company’s near-term liquidity, reduce its cash interest payments and reduce its leverage.

“Although this is not the final step, the amendment is a critical step forward in creating a stable capital structure. We view the amendment as something that will, in the longer term, be better for all parties. Completing it permits us to focus on launching an exchange offer which will increase our stability and vendor and customer confidence in our ability to continue to execute our strategy,” commented Tom Myers, the Company’s CEO.

About Broder Bros., Co.

Broder Bros., Co. is one of the nation’s largest distributors of imprintable activewear to the screen printing, embroidery and promotional product industries. It has been serving customers since 1919. It currently has eight U.S. distribution centers with the capability to deliver to approximately 80 percent of the U.S. population on a next-day basis using ground delivery service. Broder Bros., Co. distributes industry-leading brands including Gildan, Jerzees, Hanes, Anvil, and Fruit of the Loom as well as exclusive retail brands including Adidas Golf, Champion and Columbia. Broder Bros., Co. also distributes its own private label brands. Devon & Jones, Hyp and Authentic Pigment are marketed through the Alpha division. Chestnut Hill is marketed by the Broder division. The NES division distributes Harvard Square. All three divisions carry Harriton.

Cautionary Information Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including statements about our business outlook, strategy, plans, goals, objectives, expectations and historical results that may suggest trends for our business. These statements reflect management’s expectations, estimates, and assumptions based on information available at the time of this release. Forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives and expectations. The words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” “likely,” “will,” “should” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied by such forward-looking statements as a result of many risks, uncertainties and factors, including, without limitation:

•	our ability to address our liquidity needs, including by refinancing or otherwise reaching an agreement with holders of our 11 1/4% senior notes due 2010 satisfactory to us;
•	our ability to maintain and improve inventory levels on reasonable terms, including by obtaining additional trade credit or new sources of inventory;
•	our compliance with any covenants set forth in the agreements governing our indebtedness;
•	general economic conditions, and the length and severity of the current economic downturn;
•	significant competitive activity, including promotional and price competition;
•	changes in customer demand for the Company’s products and the Company’s ability to protect and/or expand customer relationships; and

•	those that are described in our latest annual report on Form 10-K and other subsequent filings with the SEC, all of which are expressly incorporated herein by reference.

The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

Securities Act Legend

Any securities issued by the Company in the exchange offer will not be registered under the Securities Act or any state securities laws. Therefore, any such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. Any exchange offer will be made only pursuant to an offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

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